Exhibit 99.1

Och-Ziff Capital Management Group LLC Reports

2010 First Quarter Results

2010 First Quarter Dividend of $0.09 per Class A Share

NEW YORK, May 4, 2010 – Och-Ziff Capital Management Group LLC (NYSE:OZM) (the “Company” or “Och-Ziff”) today reported a GAAP Net Loss1 of $88.6 million, or $1.07 per basic and diluted Class A Share, for the first quarter ended March 31, 2010. The Company also declared a $0.09 per share 2010 first quarter cash dividend on its Class A Shares.

Summary Highlights

•	Distributable Earnings of $49.2 million, or $0.12 per Adjusted Class A Share, for the 2010 first quarter compared to $27.2 million, or $0.07 per Adjusted Class A Share, for the 2009 first quarter

•	Assets under management of $25.3 billion as of April 1, 2010, compared to $23.5 billion as of January 1, 2010 and $20.3 billion as of April 1, 2009

•	Estimated assets under management of $26.0 billion on May 1, 2010, reflecting year-to-date capital net inflows of $1.6 billion and performance-related appreciation of $900 million

•

Year-to-date estimated net returns through April 30, 2010 of the OZ Master Fund of 3.6%, the OZ Europe Master Fund of 5.1%, the OZ Asia Master Fund of 6.3% and the OZ Global Special Investments Master Fund of 5.0%

“We continued to generate consistent, strong risk-adjusted returns during the first quarter and in April,” said Daniel Och, Chairman and Chief Executive Officer of Och-Ziff. “The investment environment today is characterized by a diversified set of opportunities globally that plays to the strengths of our investment process and international capabilities. Our year-to-date results were driven by our multi-strategy, multi-geographic approach, and by opportunities in structured credit, distressed credit and equity restructuring in the U.S. and Europe and convertible arbitrage in Asia. This has allowed us to extend our track record of generating strong investment performance, and to grow assets under management.

“We are now seeing that the capital inflow cycle for the hedge fund industry is underway and that we have been a leading beneficiary of these inflows. Based on our dialogue with fund investors, we expect this trend to continue, and as a result we should experience additional growth in assets under management over time. Fund investors continue to indicate strong interest in Och-Ziff, and we remain confident that they view us as a manager of choice.”

[1]	References to the Company’s GAAP Net Loss throughout this press release refer to the Company’s GAAP Net Loss Allocated to Class A shareholders.

GAAP NET LOSS ALLOCATED TO CLASS A SHAREHOLDERS

For the 2010 first quarter, Och-Ziff reported a GAAP Net Loss of $88.6 million, or $1.07 per basic and diluted Class A Share, compared to a GAAP Net Loss of $81.9 million, or $1.07 per basic and diluted Class A Share, for the 2009 first quarter. The year-over-year increase in the GAAP Net Loss was primarily driven by an increase in the Company’s interest in its principal operating subsidiaries (the “Och-Ziff Operating Group”) due to the vesting of Class A Restricted Share Units (“RSUs”), which resulted in a larger share of losses of the Och-Ziff Operating Group being allocated to the Company.

The GAAP Net Loss in the 2010 first quarter primarily resulted from non-cash expenses of $424.8 million associated with the Company’s reorganization in connection with its initial public offering (“IPO”) in November 2007. These expenses are related to the amortization of Och-Ziff Operating Group A Units (“Group A Units”), which represent equity interests in the Och-Ziff Operating Group that were issued to the Company’s pre-IPO owners in exchange for their pre-IPO interests in those subsidiaries. The Group A Units generally vest annually over five years until November 2012. Accordingly, the amortization of these expenses is expected to result in a GAAP Net Loss on an annual basis through 2012. Once vested, the Group A Units may be exchanged on a one-to-one basis for Class A Shares.

Additionally, the GAAP Net Loss in the 2010 first quarter was driven by non-cash expenses of $30.8 million for the amortization of equity-based compensation. This expense relates primarily to RSUs awarded to all of the Company’s employees in connection with the IPO, which vest annually over four years until November 2011, and subsequent compensation-related grants. Each RSU represents the right to receive one Class A Share upon vesting.

Throughout this press release, the Company presents financial measures that are not prepared in accordance with GAAP. For a discussion of these non-GAAP financial measures, please see the discussion “Non-GAAP and Segment Financial Measures” at the end of this press release.

DISTRIBUTABLE EARNINGS (NON-GAAP)

The Company’s Distributable Earnings for the 2010 first quarter were $49.2 million, or $0.12 per Adjusted Class A Share, compared with $27.2 million, or $0.07 per Adjusted Class A Share, in the 2009 first quarter. The year-over-year increase was primarily attributable to higher Management Fees as a result of higher assets under management as well as lower Compensation and Non-Compensation Expenses, and lower Adjusted Income Taxes.

Distributable Earnings is a non-GAAP financial measure. For reconciliations of Distributable Earnings to the respective GAAP Net Losses for the periods described above, please see Exhibits 3 and 4 that accompany this press release. Additionally, please see the discussion of “Non-GAAP and Segment Financial Measures” at the end of this press release.

ASSETS UNDER MANAGEMENT

Och-Ziff’s assets under management were $24.8 billion as of March 31, 2010, 8% higher than the $23.1 billion in assets under management as of December 31, 2009 and 10% higher than the $22.6 billion in assets under management as of March 31, 2009. The $2.2 billion year-over-year increase was driven by performance-related appreciation of $4.2 billion, partially offset by capital net outflows of $2.0 billion during the period. During the 2010 first quarter, the $1.7 billion increase in assets under management was driven by capital net inflows of $1.0 billion and performance-related appreciation of $744 million.

Assets under management by fund:

				% Change (1)
(dollars in billions)	March 31, 2010	December 31, 2009	March 31, 2009	Mar. 2010 vs. Dec. 2009	Mar. 2010 vs. Mar. 2009
OZ Master Fund	18.1	15.6	14.3	16%	26%
OZ Europe Master Fund	3.0	3.0	3.5	0%	-16%
OZ Asia Master Fund	1.3	1.2	1.7	7%	-22%
OZ Global Special Investments Master Fund	1.2	2.0	1.9	-38%	-35%
Other (1) (2)	1.2	1.3	1.2	NM	NM

(1)	Rounding differences may occur.
(2)	Includes real estate funds, managed accounts and other funds not significant to the Company’s assets under management.

Estimated assets under management as of May 1, 2010 were $26.0 billion, which reflected May 1, 2010 capital inflows (net of redemption requests received for April 30, 2010) of approximately $500 million and performance-related appreciation of approximately $200 million. For the period from January 1, 2010 through May 1, 2010, estimated capital net inflows totaled approximately $1.6 billion and estimated performance-related appreciation totaled approximately $900 million.

INVESTMENT PERFORMANCE

In the 2010 first quarter, performance-related appreciation was principally driven by structured credit and distressed credit in the U.S. and Europe, long/short equity special situations in the U.S. and Europe, and convertible arbitrage in Asia.

Performance by fund(1):

	2010
	January	February	March	YTD
OZ Master Fund	1.09%	0.40%	1.21%	2.72%
OZ Europe Master Fund	2.47%	0.95%	0.93%	4.41%
OZ Asia Master Fund	0.74%	0.43%	3.80%	5.02%
OZ Global Special Investments Master Fund	1.61%	0.98%	1.18%	3.82%

(1)	Please see important disclosures on Exhibit 8 of the financial supplement accompanying this press release.

ECONOMIC INCOME FOR THE OCH-ZIFF FUNDS SEGMENT

The Company conducts substantially all of its business through the Och-Ziff Funds segment, which is currently the Company’s only reportable segment. This segment provides investment management and advisory services to the Company’s hedge funds and separately managed accounts.

The measures discussed below are presented on an Economic Income basis. For reconciliations of these segment measures to the respective GAAP measures, please see Exhibits 3 and 4 that accompany this press release. Additionally, please see the discussion of “Non-GAAP and Segment Financial Measures” at the end of this press release.

Total Revenues – Segment

Total Revenues for the 2010 first quarter were $100.0 million, an 8% increase from Total Revenues for the 2009 first quarter of $92.6 million. Management Fees were $99.6 million, 8% higher than Management Fees in the prior year period of $92.4 million.

Total Revenues increased year-over-year due primarily to higher Management Fees resulting from the growth in assets under management from January 1, 2009 to January 1, 2010. This growth was driven by performance-related appreciation during this period, partially offset by capital net outflows. Management Fees are generally charged on assets under management as of the beginning of the quarter.

Compensation and Benefits – Segment

Compensation and Benefits expenses for the 2010 first quarter totaled $18.0 million, 12% lower than Compensation and Benefits expenses for the 2009 first quarter of $20.4 million. The year-over-year decrease was principally attributable to a lower level of one-time, non-recurring bonus payments.

Non-Compensation Expenses – Segment

Non-Compensation Expenses for the 2010 first quarter were $19.6 million, a 19% decrease from Non-Compensation Expenses for the 2009 first quarter of $24.1 million. The decrease was primarily due to lower interest expense on the Company’s variable rate borrowings resulting from the decline in LIBOR rates and the repayment of approximately $105 million of the Company’s term loan in 2009. Also contributing to the decrease were lower insurance costs.

Economic Income – Segment

Economic Income for the Och-Ziff Funds segment for the 2010 first quarter was $62.1 million, a 29% increase from $48.2 million for the 2009 first quarter. The increase was driven by a combination of higher Management Fees and lower Compensation and Non-Compensation Expenses.

ECONOMIC INCOME FOR THE COMPANY’S OTHER OPERATIONS (NON-GAAP)

The Company’s Other Operations are comprised of its real estate business, which manages and provides advisory services to its real estate funds, and investments in new businesses established to expand certain of the Company’s private investment platforms. The businesses within the Company’s Other Operations are currently in their early growth stages, and are not included in the results of the Och-Ziff Funds segment.

Economic Income for the Company’s Other Operations for the 2010 first quarter was a net loss of $4.3 million, compared with a net loss of $3.7 million for the 2009 first quarter. The increase in the Economic Income net loss was principally the result of lower Management Fees and higher fund organization costs, partially offset by lower professional services fees.

Economic Income for the Company’s Other Operations is a non-GAAP measure. For reconciliations of Economic Income for the Company’s Other Operations to the respective GAAP Net Losses for the periods described above, please see Exhibits 3 and 4 that accompany this press release. Additionally, please see the discussion of “Non-GAAP and Segment Financial Measures” at the end of this press release.

ECONOMIC INCOME FOR THE COMPANY (NON-GAAP)

Economic Income for the Company for the 2010 first quarter was $57.9 million, a 30% increase from Economic Income for the Company for the 2009 first quarter of $44.5 million. This increase was primarily attributable to higher Management Fees and lower Compensation and Non-Compensation Expenses in the Och-Ziff Funds segment.

Economic Income for the Company is a non-GAAP measure. For reconciliations of Economic Income for the Company to the respective GAAP Net Losses for the periods described above, please see Exhibits 3 and 4 that accompany this press release. Additionally, please see the discussion of “Non-GAAP and Segment Financial Measures” at the end of this press release.

CAPITAL

As of March 31, 2010, the number of Class A Shares outstanding was 82,796,062. For purposes of calculating Distributable Earnings per Share, the Company assumes that all partner interests in the Och-Ziff Operating Group (“Partner Units”) and RSUs outstanding as of March 31, 2010 have been converted on a one-to-one basis into Class A Shares. For the first quarter ended March 31, 2010, the total weighted-average Adjusted Class A Shares outstanding were 408,135,948.

DIVIDEND

The Board of Directors of Och-Ziff declared a 2010 first quarter dividend of $0.09 per Class A Share, expected to be paid on May 11, 2010 to holders of record at the close of business on April 1, 2010.

For U.S. federal income tax purposes, the dividend will be treated as a partnership distribution. Based on the best information currently available, the Company estimates that when calculating withholding taxes, the entire amount of the 2010 first quarter dividend will be treated as U.S. source dividend income.

Non-U.S. holders of Class A Shares are generally subject to U.S. federal withholding tax at a rate of 30% (subject to reduction by applicable treaty or other exception) on their share of U.S. source dividends and certain other types of U.S. source income realized by the Company. With respect to interest, however, no withholding is generally required if proper certification (on an IRS Form W-8) of a beneficial owner’s foreign status has been filed with the withholding agent. Non-U.S. holders must generally provide the withholding agent with a properly completed IRS Form W-8 to obtain any reduction in withholding.

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Och-Ziff will host a conference call today, May 4, 2010, at 8:30 a.m. Eastern Time to discuss the Company’s 2010 first quarter results. The call will be open to the public and can be accessed by dialing 888-680-0894 (callers inside the U.S.) or 617-213-4860 (callers outside the U.S.). The number should be dialed at least ten minutes prior to the start of the call. The passcode for the call will be 49268209. A simultaneous webcast of the call will be available to the public on a listen-only basis on the For Shareholders page of the Company’s website at www.ozcap.com.

For those unable to listen to the live broadcast, a replay will be available by dialing 888-286-8010 (callers inside the U.S.) or 617-801-6888 (callers outside the U.S.), passcode 64353354, beginning approximately two hours after the event for two weeks. A webcast replay of the event will also be available on the For Shareholders page of the Company’s website.

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Non-GAAP and Segment Financial Measures

In addition to analyzing the Company’s results on a GAAP basis, Och-Ziff’s management also reviews the Company’s results on an “Economic Income basis.” Economic Income for the Company, the Och-Ziff Funds segment and Other Operations excludes the adjustments described below that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating the operating performance of the Company in any given period. Management, therefore, uses Economic Income as the basis on which it evaluates the performance of the Company’s business and makes resource allocation and other operating decisions. In addition, management believes that Economic Income provides a more comparable view of the Company’s operating performance from period to period. Management considers it important that investors review the same operating information that it uses.

Economic Income is a measure of pre-tax operating performance that excludes the following from the Company’s results on a GAAP basis:

•

Income allocations to the Company’s partners and Ziff Brothers Investments (the “Ziffs”) on their direct interests in the Och-Ziff Operating Group. Management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations;

•

Reorganization expenses related to the Company’s IPO, equity-based compensation expenses and depreciation and amortization expenses, as management does not consider these non-cash expenses to be reflective of operating performance;

•	Changes in the tax receivable agreement liability, as management does not consider this to be reflective of operating performance;

•

Net losses on the deferred balances and net gains (losses) on investments in Och-Ziff funds, as these amounts primarily relate to amounts due to the Company’s partners and the Ziffs for pre-IPO deferred incentive income, and amounts due to employees under deferred cash compensation arrangements, as management does not consider these items to be reflective of operating performance; and

•

Amounts related to the consolidated Och-Ziff funds, including the related eliminations of Management Fees and Incentive Income, as management reviews the total amount of Management Fees and Incentive Income earned from all of the Och-Ziff funds in relation to total assets under management and fund performance.

In addition, deferred cash compensation expense is recognized in full in the period in which it is awarded, as management determines the total amount of compensation based on the Company’s performance in the year of the award.

Management evaluates Economic Income for the Och-Ziff Funds segment, the Company’s only reportable segment under GAAP, and for the Company’s Other Operations. Economic Income for Other Operations is a non-GAAP measure that is calculated on the same basis as the methodology that is used to calculate Economic Income for the Och-Ziff Funds segment.

Management also evaluates Economic Income for the Company, which is a non-GAAP measure that equals the sum of Economic Income for the Och-Ziff Funds segment and for the Company’s Other Operations.

As a result of the adjustments described above, Management Fees, Compensation and Benefits, Non-Compensation Expenses and Net Loss (Income) Allocated to Partners’ and Others’ Interests in Consolidated Subsidiaries are presented on an Economic Income basis for the Company’s Other Operations and the Company, and are also non-GAAP measures. No adjustments to the GAAP basis have been made for Incentive Income, Other Revenues and Net Losses on Joint Ventures. For reconciliations of these non-GAAP measures to the respective GAAP measures, please see Exhibits 3 and 4 that accompany this press release.

Distributable Earnings is a non-GAAP measure of after-tax operating performance and equals Economic Income for the Company less Adjusted Income Taxes. Adjusted Income Taxes are estimated assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the partners is treated as if it were allocated to Och-Ziff Capital Management Group LLC. Partner Units represent interests in the Och-Ziff Operating Group held by the partners and the Ziffs, including the Group A Units and other non-equity profit interests in the Och-Ziff Operating Group that automatically convert into Group A Units upon the occurrence of certain events. Distributable Earnings per Share is equal to Distributable Earnings divided by the weighted-average number of Adjusted Class A Shares. Adjusted Class A Shares are determined assuming all Partner Units and RSUs are converted on a one-to-one basis into Class A Shares. Management uses Distributable Earnings, among other financial data, to determine the earnings available to distribute as dividends to holders of the Company’s Class A Shares and to the Company’s partners and the Ziffs with respect to their Partner Units.

The Company’s non-GAAP financial measures should not be considered as alternatives to the Company’s GAAP Net Loss or cash flow from operations, or as indicative of liquidity or the cash available to fund operations. The Company’s non-GAAP measures may not be comparable to similarly-titled measures used by other companies.

Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included in the exhibits attached to this press release.

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Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company’s current views with respect to, among other things, future events and financial performance, strategies and expectations, including but not limited to statements regarding the Company’s financial performance and results, including its ability to increase assets under management, generate positive returns, preserve capital and identify investment opportunities and enhance the Company’s investment platforms. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “pipeline,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve” or the negative version of those words or other comparable words.

Any forward-looking statements contained in this press release are based upon historical information and on the Company’s current plans, estimates and expectations. The inclusion of this or any other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions, including but not limited to global economic, business and market conditions, the conditions impacting the hedge fund industry, the Company’s ability to successfully compete for fund investors, professional investment talent and investment opportunity, its successful formulation and execution of business and growth strategies and its ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to the Company’s business, as well as assumptions relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity.

If one or more of these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the Securities and Exchange Commission, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed on March 4, 2010. There may be additional risks, uncertainties and factors that the Company does not currently view as material or that are not known. The forward-looking statements included in this document are made only as of the date of this document and the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This press release does not constitute an offer of any Och-Ziff fund.

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About Och-Ziff Capital Management Group LLC

Och-Ziff Capital Management Group LLC is one of the world’s largest institutional alternative asset managers with offices in New York, London, Hong Kong, Bangalore and Beijing. Och-Ziff’s funds seek to deliver consistent, positive, risk-adjusted returns throughout market cycles, with a strong focus on capital preservation. Och-Ziff’s multi-strategy approach combines global investment strategies, including long/short equity special situations, convertible and capital structure arbitrage, structured credit, other credit, private investments and merger arbitrage. As of May 1, 2010, Och-Ziff had approximately $26.0 billion in assets under management with approximately 600 investor relationships. For more information, please visit Och-Ziff’s website at www.ozcap.com.

Investor Relations Contact:

Tina Madon

Managing Director

Head of Investor Relations

Och-Ziff Capital Management Group LLC

212-719-7381

tina.madon@ozcap.com

Media Relations Contact:

Steve Bruce or Chuck Dohrenwend

The Abernathy MacGregor Group, for Och-Ziff Capital Management Group LLC

212-371-5999

Exhibit 1

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Consolidated Statements of Operations (Unaudited)

(dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2010	2009
Revenues
Management fees	$101,742	$94,305
Incentive income	186	—
Other revenues	391	268
Income of consolidated Och-Ziff funds	7,116	2,615

Total Revenues	109,435	97,188

Expenses
Compensation and benefits	53,192	51,876
Allocations to non-equity partner interests	—	(340)
Reorganization expenses	424,806	419,949
Profit sharing	—	(17)
Interest expense	1,957	4,595
General, administrative and other	22,592	22,250
Expenses of consolidated Och-Ziff funds	1,082	754

Total Expenses	503,629	499,067

Other Income (Loss)
Net losses on deferred balances	—	(11,293)
Net gains (losses) on investments in Och-Ziff funds and joint ventures	53	(254)
Net gains of consolidated Och-Ziff funds	6,191	277

Total Other Income (Loss)	6,244	(11,270)

Loss before Income Taxes	(387,950)	(413,149)
Income taxes	8,799	2,829

Consolidated Net Loss	$(396,749)	$(415,978)

Net Loss Allocated to Partners’ and Others’ Interests in Consolidated Subsidiaries	$(308,110)	$(334,124)

Net Loss Allocated to Class A Shareholders	$(88,639)	$(81,854)

Net Loss per Class A Share
Basic and Diluted	$(1.07)	$(1.07)

Weighted-Average Class A Shares Outstanding
Basic and Diluted (1)	82,708,885	76,547,204

(1)	Includes fully vested RSUs that have not been exchanged into Class A Shares as of the end of the period.

Exhibit 2

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Economic Income Summary (Unaudited)

(dollars in thousands)

	Three Months Ended March 31, 2010
Economic Income Basis	Och-Ziff Funds Segment (1)	Other Operations (Non-GAAP) (2)	Total Company (Non-GAAP) (2)
Management fees	$99,574	$877	$100,451
Incentive income	186	—	186
Other revenues	284	107	391
Total Economic Income revenues	100,044	984	101,028

Compensation and benefits	18,031	3,800	21,831
Non-compensation expenses	19,631	1,546	21,177
Total Economic Income expenses	37,662	5,346	43,008

Net losses on joint ventures (3)	(235)	(90)	(325)
Net loss allocated to partners’ and others’ interests in consolidated subsidiaries (4)	—	187	187
Economic Income	62,147	(4,265)	57,882

	Three Months Ended March 31, 2009
Economic Income Basis	Och-Ziff Funds Segment (1)	Other Operations (Non-GAAP) (2)	Total Company (Non-GAAP) (2)
Management fees	$92,424	$1,330	$93,754
Incentive income	—	—	—
Other revenues	214	54	268
Total Economic Income revenues	92,638	1,384	94,022

Compensation and benefits	20,376	3,427	23,803
Non-compensation expenses	24,093	1,020	25,113
Total Economic Income expenses	44,469	4,447	48,916

Net losses on joint ventures (3)	—	(548)	(548)
Net income allocated to partners’ and others’ interests in consolidated subsidiaries (4)	—	(47)	(47)
Economic Income	48,169	(3,658)	44,511

(1)	The Och-Ziff Funds segment is the Company’s only reportable segment. Management uses Economic Income to evaluate the financial performance of and to make operating decisions for the segment. For reconciliations of these segment measures to the nearest U.S. GAAP measures, see Exhibits 3 and 4.
(2)	Each of the measures presented is a non-GAAP financial measure, with the exception of incentive income, other revenues and net losses on joint ventures, for which no adjustments to the U.S. GAAP basis have been made. Management calculates non-GAAP financial measures on an Economic Income basis for the Company’s Other Operations and for the Company as a whole to assess the financial performance of the Company’s entire business. For reconciliations of these non-GAAP measures to the nearest U.S. GAAP measures, see Exhibits 3 and 4.
(3)	Represents the Company’s losses in joint ventures established to expand certain of the Company’s private investments platforms.
(4)	Represents the residual interests in the domestic real estate management business not owned by the Company.

Exhibit 3

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Reconciliation of Non-GAAP and Segment Financial Measures to U.S. GAAP Measures

(dollars in thousands, except per share amount)

	OCH-ZIFF FUNDS SEGMENT					OTHER OPERATIONS					TOTAL COMPANY
Three Months Ended March 31, 2010	Economic Income Basis (2)	Reconciling Adjustments (1)			U.S. GAAP Basis	Economic Income Basis (Non-GAAP) (3)	Reconciling Adjustments (1)			U.S. GAAP Basis	Economic Income Basis (Non-GAAP) (3)	U.S. GAAP Basis
		Funds Consolidation	Other Adjustments				Funds Consolidation	Other Adjustments
Management fees	$99,574	$(60)	$1,351	(a)	$100,865	$877	$—	$—		$877	$100,451	$101,742
Incentive income	186	—	—		186	—	—	—		—	186	186
Other revenues	284	—	—		284	107	—	—		107	391	391
Income of consolidated Och-Ziff funds	—	—	—		—	—	7,116	—		7,116	—	7,116
Total revenues	100,044	(60)	1,351		101,335	984	7,116	—		8,100	101,028	109,435

Compensation and benefits	18,031	—	27,574	(b) (c)	45,605	3,800	—	3,787	(c)	7,587	21,831	53,192
Allocations to non-equity partner interests	—	—	—		—	—	—	—		—	—	—
Reorganization expenses	—	—	424,806	(e)	424,806	—	—	—		—	—	424,806
Profit sharing	—	—	—		—	—	—	—		—	—	—
Interest expense	1,957	—	—		1,957	—	—	—		—	1,957	1,957
General, administrative and other	17,674	—	3,187	(a) (g)	20,861	1,546	—	185	(g)	1,731	19,220	22,592
Expenses of consolidated Och-Ziff funds	—	6	—		6	—	1,076	—		1,076	—	1,082
Total expenses	37,662	6	455,567		493,235	5,346	1,076	3,972		10,394	43,008	503,629

Net losses on deferred balances	—	—	—		—	—	—	—		—	—	—
Net gains (losses) on investments in Och-Ziff funds and joint ventures	(235)	—	378	(h)	143	(90)	(120)	120	(h)	(90)	(325)	53
Net gains of consolidated Och-Ziff funds	—	703	—		703	—	5,488	—		5,488	—	6,191

Income taxes	—	—	7,552	(g)	7,552	—	—	1,247	(g)	1,247	—	8,799

Net loss (income) allocated to partners’ and others’ interests in consolidated subsidiaries	—	(637)	320,001	(i)	319,364	187	(11,408)	(33	) (i)	(11,254)	187	308,110

Net Income (Loss) Allocated to Class A Shareholders	62,147	—	(141,389)		(79,242)	(4,265)	—	(5,132)		(9,397)	57,882	(88,639)
Adjusted Income Taxes - Non-GAAP (4)											(8,698)

					Distributable Earnings - Non-GAAP						$49,184

					Weighted-Average Class A Shares Outstanding						82,708,885
					Weighted-Average Partner Units						310,753,603
					Weighted-Average Class A Restricted Share Units (RSUs)						14,673,460

					Weighted-Average Adjusted Class A Shares						408,135,948

					Distributable Earnings Per Adjusted Class A Share - Non- GAAP						$0.12

(1)	See Exhibit 5 for a description of the adjustments made to arrive at the Company’s results on a U.S. GAAP basis.
(2)	The Och-Ziff Funds segment is the Company’s only reportable segment. Management uses Economic Income to evaluate the financial performance of and to make operating decisions for the segment.
(3)	Each of the measures presented is a non-GAAP financial measure, with the exception of incentive income, other revenues and net losses on joint ventures, for which no adjustments to the U.S. GAAP basis have been made. Management calculates non-GAAP financial measures on an Economic Income basis for the Company’s Other Operations and for the Company as a whole to assess the financial performance of the Company’s entire business.
(4)	Presents an estimate of income tax expense by assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the partners is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

Exhibit 4

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Reconciliation of Non-GAAP and Segment Financial Measures to U.S. GAAP Measures

(dollars in thousands, except per share amount)

	OCH-ZIFF FUNDS SEGMENT					OTHER OPERATIONS					TOTAL COMPANY
Three Months Ended March 31, 2009	Economic Income Basis (2)	Reconciling Adjustments (1)			U.S. GAAP Basis	Economic Income Basis (Non-GAAP) (3)	Reconciling Adjustments (1)			U.S. GAAP Basis	Economic Income Basis (Non-GAAP) (3)	U.S. GAAP Basis
		Funds Consolidation	Other Adjustments				Funds Consolidation	Other Adjustments
Management fees	$92,424	$(56)	$626	(a)	$92,994	$1,330	$(19)	$—		$1,311	$93,754	$94,305
Incentive income	—	—	—		—	—	—	—		—	—	—
Other revenues	214	—	—		214	54	—	—		54	268	268
Income of consolidated Och-Ziff funds	—	—	—		—	—	2,615	—		2,615	—	2,615
Total revenues	92,638	(56)	626		93,208	1,384	2,596	—		3,980	94,022	97,188

Compensation and benefits	20,376	—	22,814	(b) (c)	43,190	3,427	—	5,259	(c)	8,686	23,803	51,876
Allocations to non-equity partner interests	—	—	(340	) (d)	(340)	—	—	—		—	—	(340)
Reorganization expenses	—	—	419,949	(e)	419,949	—	—	—		—	—	419,949
Profit sharing	—	—	(17	) (f)	(17)	—	—	—		—	—	(17)
Interest expense	4,595	—	—		4,595	—	—	—		—	4,595	4,595
General, administrative and other	19,498	—	1,547	(a) (g)	21,045	1,020	—	185	(g)	1,205	20,518	22,250
Expenses of consolidated Och-Ziff funds	—	—	—		—	—	754	—		754	—	754
Total expenses	44,469	—	443,953		488,422	4,447	754	5,444		10,645	48,916	499,067

Net losses on deferred balances	—	—	(11,293	) (h)	(11,293)	—	—	—		—	—	(11,293)
Net gains (losses) on investments in Och-Ziff funds and joint ventures	—	—	294	(h)	294	(548)	(34)	34	(h)	(548)	(548)	(254)
Net losses of consolidated Och-Ziff funds	—	(1,292)	—		(1,292)	—	1,569	—		1,569	—	277

Income taxes	—	—	2,788	(g)	2,788	—	—	41	(g)	41	—	2,829

Net loss (income) allocated to partners’ and others’ interests in consolidated subsidiaries	—	1,348	336,209	(i)	337,557	(47)	(3,377)	(9	) (i)	(3,433)	(47)	334,124

Net Income (Loss) Allocated to Class A Shareholders	48,169	—	(120,905)		(72,736)	(3,658)	—	(5,460)		(9,118)	44,511	(81,854)
					Adjusted Income Taxes - Non-GAAP (4)						(17,325)

					Distributable Earnings - Non-GAAP						$27,186

					Weighted-Average Class A Shares Outstanding						76,547,204
					Weighted-Average Partner Units						311,099,524
					Weighted-Average Class A Restricted Share Units (RSUs)						15,467,963

					Weighted-Average Adjusted Class A Shares						403,114,691

					Distributable Earnings Per Adjusted Class A Share - Non- GAAP						$0.07

(1)	See Exhibit 5 for a description of the adjustments made to arrive at the Company’s results on a U.S. GAAP basis.
(2)	The Och-Ziff Funds segment is the Company’s only reportable segment. Management uses Economic Income to evaluate the financial performance of and to make operating decisions for the segment.
(3)	Each of the measures presented is a non-GAAP financial measure, with the exception of incentive income, other revenues and net losses on joint ventures, for which no adjustments to the U.S. GAAP basis have been made. Management calculates non-GAAP financial measures on an Economic Income basis for the Company’s Other Operations and for the Company as a whole to assess the financial performance of the Company’s entire business.
(4)	Presents an estimate of income tax expense by assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the partners is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

Exhibit 5

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Description of Adjustments Made to Reconcile Economic Income

to the Company’s Results on a U.S. GAAP Basis

Funds Consolidation

Economic Income excludes the impacts of the consolidated Och-Ziff funds, including the related eliminations.

Other Adjustments

(a)	Economic Income presents management fees net of recurring placement and related service fees on assets under management, as management considers these fees a reduction in management fees, not an expense.

(b)	Economic Income recognizes deferred cash compensation expense in full in the period in which it is awarded, as management determines the total amount of compensation based on the Company’s performance in the year of the award.

(c)	Economic Income excludes equity-based compensation expenses, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. The Company includes the number of shares granted in its Adjusted Class A Share count when determining Distributable Earnings Per Share.

(d)	Economic Income excludes allocations to non-equity partner interests. Management reviewed the performance of the Company before it made any allocations to the Company’s non-equity partners for periods prior to the Reorganization. For these periods, allocations to the partners, other than Mr. Och, were treated as expenses for U.S. GAAP purposes. Following the Reorganization, only allocations to the partners, other than Mr. Och, related to earnings on deferred balances are incurred and these allocations are excluded from Economic Income.

(e)	Economic Income excludes Reorganization expenses, which are non-cash expenses directly attributable to the reclassification of interests held by the partners and the Ziffs prior to the Reorganization as Och-Ziff Operating Group A Units.

(f)	Economic Income excludes the profit sharing expenses related to the Ziffs’ interest in the Company. Management reviewed the performance of the Company before it made any allocations to the Ziffs for periods prior to the Reorganization. Following the Reorganization, only profit sharing expense related to the allocation of earnings on deferred balances are incurred and these allocations are excluded from Economic Income.

(g)	Economic Income excludes depreciation and changes in the tax receivable agreement liability, as management does not consider these items to be reflective of the operating performance of the Company. Economic Income also excludes income taxes as it is a measure of pre-tax performance.

(h)	Economic Income excludes the net losses on the deferred balances and net gains (losses) on investments in Och-Ziff funds, as these amounts primarily relate to amounts due to affiliates for deferred balances, and amounts due to employees under deferred cash compensation arrangements that are indexed to the returns of certain funds.

(i)	Economic Income excludes amounts allocated to the partners and the Ziffs on their interests in the Och-Ziff Operating Group, as management reviews the performance of the Company at the Och-Ziff Operating Group level. The Company conducts substantially all of its activities through the Och-Ziff Operating Group. Additionally, Economic Income excludes amounts allocated to investors in consolidated Och-Ziff funds, as Economic Income excludes the impacts of consolidated Och-Ziff funds.

Exhibit 6

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Financial Supplement (Unaudited)

(dollars in millions)

	Three Months Ended March 31, 2010	Year Ended December 31,
		2009	2008	2007	2006
Total Assets Under Management (1)
Beginning of Period Balance	$23,080	$26,955	$33,387	$22,621	$15,627
Net Flows	1,026	(8,053)	(722)	7,591	4,135
Appreciation (Depreciation) (2)	744	4,178	(5,710)	3,175	2,859

End of Period Balance	$24,850	$23,080	$26,955	$33,387	$22,621

Total Assets Under Management by Fund
OZ Master Fund	$18,053	$15,577	$16,396	$19,771	$15,449
OZ Europe Master Fund	2,952	2,957	5,084	6,416	3,481
OZ Asia Master Fund	1,327	1,246	2,439	3,852	2,332
OZ Global Special Investments Master Fund	1,242	1,999	1,910	2,082	195

Och-Ziff Funds - Net Returns (3)
OZ Master Fund	2.7%	23.1%	-15.9%	11.5%	14.8%
OZ Europe Master Fund	4.4%	16.4%	-17.4%	14.8%	22.3%
OZ Asia Master Fund	5.0%	34.0%	-30.9%	12.2%	14.0%
OZ Global Special Investments Master Fund	3.8%	8.4%	-8.3%	17.2%	13.9%

(1)	Includes the deferred incentive income receivable from the offshore funds and amounts invested by the Company, its partners and certain other affiliated parties for which the Company charged no management fees and received no incentive income for the periods presented. Amounts presented in this table are not the amounts used to calculate Management Fees and Incentive Income for the respective periods.
(2)	Appreciation (depreciation) reflects the aggregate net capital appreciation (depreciation) for the entire period and is presented on a total return basis, net of all fees and expenses (except incentive income on certain unrealized private investments that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and income. Management Fees and Incentive Income vary by product. Past performance is no guarantee of future results.
(3)	Reflects a composite of the monthly return and year-to-date return for the feeder funds comprising each of the Company’s most significant master funds and is presented on a total return basis, net of all fees and expenses of the relevant fund (except incentive income on certain unrealized special investments that could reduce returns at the time of realization), and includes the reinvestment of all dividends and income. Performance includes realized and unrealized gains and losses attributable to certain private and initial public offering investments that are not allocated to all investors in the funds. Investors that do not participate in such investments, or that pay different fees, may experience materially different returns. Past performance is no guarantee of future results.

Exhibit 7

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

(Unaudited)

Returns of OZ Master Fund During Negative

Return Months of S&P 500 Index

Year	Number of Months of Negative Returns of S&P 500	Total Return of S&P 500 During Negative Return Months	Total Return of OZ Master Fund During Negative Return Months of S&P 500
1994	3	-8.5%	1.7%
1995	1	-0.4%	0.1%
1996	2	-6.4%	3.9%
1997	3	-13.1%	4.0%
1998	3	-17.2%	-2.7%
1999	5	-11.8%	6.2%
2000	8	-27.1%	12.0%
2001	6	-33.2%	0.4%
2002	8	-41.8%	-5.0%
2003	3	-5.2%	4.6%
2004	3	-6.4%	1.1%
2005	5	-8.7%	0.7%
2006	1	-2.9%	0.5%
2007	5	-11.6%	1.4%
2008	8	-51.8%	-16.3%
2009	3	-20.9%	4.1%
1Q-2010	1	-3.6%	1.1%

Total net return for the OZ Master Fund (the “Fund”) represents a composite of the average return of the feeder funds that comprise the Fund. Returns are presented on a total return basis, net of all fees and expenses (except incentive income on certain unrealized private investments that could reduce returns on these investments at the time of realization), and include the reinvestment of all dividends and income. Performance includes realized and unrealized gains and losses attributable to certain private and initial public offering investments that are not allocated to all investors in the Fund. Investors that do not participate in such investments or that pay different fees may experience materially different returns. Past performance is no guarantee of future results.

For the period from 1994 through 1997, performance represents the performance of Och-Ziff Capital Management, L.P., a Delaware limited partnership that was managed by Daniel Och following an investment strategy that is substantially similar to that of the Fund. In addition, during this period, performance was calculated by deducting Management Fees on a quarterly basis and Incentive Income on a monthly basis. Beginning January 1998, performance has been calculated by deducting both Management Fees and Incentive Income on a monthly basis from the composite returns of the Fund.

Readers should not assume that there is any material overlap between those securities in the portfolio of the Fund and those that comprise the S&P 500 Index. It is not possible to invest directly in the S&P 500 Index. Returns of the S&P 500 Index have not been reduced by fees and expenses associated with investing in securities and include the reinvestment of dividends. The S&P 500 Index is an equity index owned and maintained by Standard & Poor’s, a division of McGraw-Hill, whose value is calculated as the free float-weighted average of the share prices of 500 large-capitalization corporations listed on the NYSE and Nasdaq. The comparison of S&P 500 Index performance relative to the Fund’s performance during months in which the S&P 500 Index declined is for the limited purpose of illustrating how the Fund has performed during periods of declines in the broad equity market. It should not be considered an indication of how the Fund will perform relative to the S&P 500 Index in the future.

Please note that the Fund’s investment objective is not to beat the S&P 500 Index. Furthermore, the Fund’s performance has frequently trailed that of the S&P 500 Index in periods of positive performance.

Exhibit 8

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Fund Performance (Unaudited) (1)

	2009
	January	February	March	April	May	June	July	August	September	October	November	December	FY2009
Och-Ziff Funds - Net Returns
OZ Master Fund	3.09%	0.35%	0.88%	1.86%	3.42%	2.14%	3.26%	1.37%	2.51%	0.68%	0.34%	1.14%	23.11%
OZ Europe Master Fund	0.98%	-1.09%	-0.04%	2.48%	3.32%	1.24%	2.36%	2.06%	3.28%	0.09%	0.31%	0.43%	16.43%
OZ Asia Master Fund	2.70%	1.22%	0.38%	3.09%	4.62%	0.58%	9.50%	0.24%	1.53%	1.16%	2.98%	1.94%	33.96%
OZ Global Special Investments Master Fund	0.84%	-0.49%	0.35%	0.00%	1.97%	0.88%	1.55%	0.33%	1.47%	0.02%	0.19%	1.03%	8.42%
S&P 500 Index - Total Return (2)	-8.43%	-10.65%	8.76%	9.57%	5.59%	0.20%	7.56%	3.61%	3.73%	-1.86%	6.00%	1.93%	26.46%

	2010
	January	February	March	YTD
Och-Ziff Funds - Net Returns
OZ Master Fund	1.09%	0.40%	1.21%	2.72%
OZ Europe Master Fund	2.47%	0.95%	0.93%	4.41%
OZ Asia Master Fund	0.74%	0.43%	3.80%	5.02%
OZ Global Special Investments Master Fund	1.61%	0.98%	1.18%	3.82%
S&P 500 Index - Total Return (2)	-3.60%	3.10%	6.03%	5.39%

(1)	Fund performance reflects a composite of the return for the feeder funds comprising each of the Company’s most significant master funds and is presented on a total return basis, net of all fees and expenses of the relevant fund (except incentive income on certain unrealized private investments that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and income. Performance includes realized and unrealized gains and losses attributable to certain private and initial public offering investments that are not allocated to all investors in the funds. Investors that do not participate in such investments or that pay different fees may experience materially different returns. Past performance is no guarantee of future results.
(2)	Readers should not assume that there is any material overlap between those securities in the portfolios of the funds and those that comprise the S&P 500 Index. It is not possible to invest directly in the S&P 500 Index. Returns of the S&P 500 Index have not been reduced by fees and expenses associated with investing in securities and include the reinvestment of dividends. The S&P 500 Index is an equity index owned and maintained by Standard & Poor’s, a division of McGraw-Hill, whose value is calculated as the free float-weighted average of the share prices of 500 large-capitalization corporations listed on the NYSE and Nasdaq. The comparison of S&P 500 performance relative to the funds’ performance should not be considered an indication of how the fund will perform relative to the S&P 500 in the future. Please note that the funds’ investment objective is not to beat the S&P 500 Index. Furthermore, the funds’ performance has frequently trailed that of the S&P 500 Index in periods of positive performance.